NUMBER

******

Perfect Moment Ltd.

SHARES

******

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

$0.0001 PAR VALUE COMMON STOCK

CUSIP 713715100

COMMON STOCK

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ******

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Perfect Moment Ltd.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: ******

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:_________________________

AUTHORIZED SIGNATURE

Chief Executive Officer

Secretary